The UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)(1)      Steven D. Lance, 48, joined Giga-tronics Incorporated (the “Corporation”) as Vice President of Finance on May 20, 2013 and was appointed Chief Financial Officer and Secretary of the Corporation by the Board of Directors on May 22, 2013.

(2)      The following is a brief description of Mr. Lance’s business experience:

Mr. Lance was the Vice President of Finance at Taulia Inc. from 2011-2013, the Vice President of Finance and Administration at SugarCRM Inc. from 2006-2011, Corporate Controller at Entrisphere from 2005-2006, Vice President, and Corporate Controller at SumTotal Systems (formerly Docent Inc.) 2000-2005. Prior to 2000, Mr. Lance held Financial Management positions at ADAC Labratories Inc., Phoenix Technologies and KLA-Tencor. Mr. Lance is a Certified Public Accountant (inactive) and holds a Bachlors of Sciences in Business Accounting from San Jose State University.

There are no family relationships between Mr. Lance and the directors and other executive officers of the Corporation.

(3)     Mr. Lance’s employment is at-will. His compensation will initially be $180,000 annually. In addition, he will be granted a Stock Option Award of 100,000 shares, to be approved at the next meeting of the Board of Directors. He is entitled to three weeks’ vacation per year and is entitled to participate in benefits programs on the same basis as other employees of the Corporation.

On May 23, 2013, the Company issued a press release announcing the appointment of Mr. Lance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
(d) Exhibit 99.1	Press Release dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	GIGA-TRONICS INCORPORATED

By: /s/ John R. Regazzi President and Chief Executive Officer